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SUBSERVICER COMPLIANCE STATEMENT
RE: Structured Asset Securities Corp. Mortgage Pass-Through Certificates, Series 2007-BC4
(SASCO 2007-BC4): This Securitization Servicing Agreement (this "Agreement"), entered into as of the 1st day of December, 2007, by and among Lehman Brothers Holdings, Inc., a Delaware corporation (the "Seller"), JPMorgan Chase Bank, National Association a national banking association (the "Servicer"), Aurora Loan Services LLC, as master servicer (the "Master
Servicer") and acknowledged by U.S. Bank National Association, not in its individual capacity but solely as trustee (the "Trustee") under the Trus t Agreement.
The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:
(1) CHF is a Subservicer under the Agreement
(2) A review of the activities of CHF during the calendar year ending
December 31, 2008 and of the performance of CHF under the Agreement has been made under our supervision; and
(3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year, except as described on Appendix A hereto.
Capitalized terms used but not defined herein shall have the meanings assigned in the
Agreement.
Date: 02/27/2009

Chase Home Finance LLC,
as Subservicer

By: /s/ Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Servicing Manager

By: /s/ Mark Davis
Name: Mark Davis
Title: Senior Vice President
Default Servicing Manager
APPENDIX A
The Asserting Party has identified certain incidences of noncompliance with the following servicing criteria during the Reporting Period of the Platform:
1122(d)(4)(vii): Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Certain instances were identified where foreclosure referrals and foreclosure sales were held outside of investor and agency timeline standards primarily due to volume increases, moratoriums and natural disasters.